Expanded Consulting Agreement

We are pleased to set forth in this Expanded Agreement (“Agreement”) the increased scope of Advanced Capital Trading, LLC (hereinafter “ACT”) as requested by Lithium Exploration Group Inc (LEXG) (the “Company”).

1.	ACT shall, on a non-exclusive basis, assist the Company as the Company’s advisor in

Canada, and development of a comprehensive financial relations program with the following goals, all of which are designed to achieve increased and sustained shareholder value:

Providing to the Company such professional services as may be reasonably required to assist the Company in carrying out the following expanded objectives:

Help the company to develop package of financial public-relations materials, including, fact sheet, press releases, corporate package, etc., that is reasonably acceptable to the Company.

Encouraging institutional ownership in the stock;

Assist in obtaining research from reputable institutional sales boutiques and small cap research analysts;

Creating financial media opportunities for the Company as appropriate;

Assisting in creating opportunities for International buying in the stock.

Development of business opportunities within same industry (acquisitions, JV, etc.)

Provide general consulting as such other opportunities arise.

2.

In connection with ACT’s activities on the Company’s behalf, ACT will familiarize itself with the business, operations, properties, financial condition, and prospects of the Company. In connection with its role as the Company’s investor relations advisor, ACT would expect its services to include such additional advisory and related services as may be mutually agreed upon by ACT and the Company. In connection with ACT’s activities on the Company’s behalf, the Company will cooperate with ACT and will furnish ACT with all information and data concerning the Company (the “Information”) which ACT deems appropriate and will provide ACT with access to the Company’s managers, members, officers, directors, employees, independent accountants, legal counsel, consultants, and representatives. The Company represents and warrants that all Information made available to ACT by the Company will, at all times during the period of the engagement of ACT hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections provided by it to ACT will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, ACT will be using and relying on the Information without independent verification thereof by ACT or independent appraisal by ACT or any of the Company’s assets. ACT does not assume responsibility for any Information regarding the Company. Any advice rendered by ACT pursuant to this Agreement may not be disclosed publicly without ACT’s prior written consent.

3.

In providing the services hereunder, ACT will, and will cause its employees, agents, representatives, and authorized sub-contractors to (i) comply with all applicable provincial, state and federal securities laws; (ii) not act in any manner contrary to the best interest of the Company; and (iii) not disseminate any news release or other information to any third party unless specifically authorized in writing by the Company.

4.

ACT will not, except as authorized or required by its duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to ACT and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain.

5.

ACT has the right, power, and authority to delegate any duties or obligations arising hereunder, with the approval of the Company, or to subcontract its services, or any portion thereof, with the approval of the Company, provided that any subcontract shall be made subject to the terms of this Agreement and ACT will require the subcontractor, to acknowledge such terms in writing at the time the subcontract agreement is executed. No such delegation or subcontracting shall relieve ACT from any of its obligations under this Agreement and a subcontractor shall, as between the Company and ACT be deemed

Wire Info:

Advanced Capital Trading, LLC

66 Harris Rd. Katonah, NY 10536

JP Morgan Chase Bank

Acct#920499480

ABA# 021000021